EXHIBIT 32.1

Certifications pursuant to Securities Exchange Act of 1934 Rule 13a-14(b) or 15d-14(b) and 18 U.S.C. Section

1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002.

In connection with the Quarterly Report of INCORDEX CORP. (the “Company”) on Form 10-Q for the quarter ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Iurii Abramovici, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

INCORDEX CORP.

November 19, 2021	By:	/s/ Iurii Abramovici
	Name:	Iurii Abramovici
	Title:	President, Director and Treasurer
(Principal Executive, Financial and Accounting Officer)